                                  EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE

         EXHIBIT NO. 11 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


                                              YEAR ENDED
                                          DECEMBER 31, 1996
                                          -----------------
Net income                                    $2,964,868

Weighted average shares outstanding            3,304,417

Common stock equivalents due to dilutive
 effect on stock options                           4,123
                                              ----------

Total weighted average common shares
 and equivalents outstanding                   3,308,540
                                              ==========

Primary earnings per share                    $      .90
                                              ==========

Total weighted average common shares and
 equivalents outstanding for fully diluted
 computation                                   3,308,540
                                              ==========

Fully diluted earnings per share              $      .90
                                              ==========